                                                                    Exhibit 10.5

                           PURCHASE OPTION AGREEMENT


                 THIS PURCHASE OPTION AGREEMENT (the "Agreement"), dated as of the 27th day of March, 1996, between NITROGEN LEASING COMPANY, LIMITED PARTNERSHIP (the "Owner") and ARCADIAN CORPORATION (the "General Partner").


                             PRELIMINARY STATEMENTS

                 1. The parties hereto desire to consummate the transactions contemplated by the Lease Agreement, dated as of March 27, 1996 between Arcadian Fertilizer, L.P. and the Owner (the "Lease"), the Agreement for Lease and certain related documents.

                 2. The Lease contemplates that the General Partner shall be granted the Purchase Option (as hereinafter defined), pursuant to which the Owner shall be obligated, under certain circumstances, to sell to the General Partner all Property and Equipment subject to the Lease (the "Property and Equipment") for a total purchase price equal to (i) in the case of a purchase during the Initial Term, the Acquisition Cost of the Property and Equipment on the Exercise Date (as hereinafter defined) and (ii) in the case of a purchase during the Renewal Term, the fair market value of the Property and Equipment on the Exercise Date.

                 3. The parties hereto are entering into this Agreement in order to more fully set forth the Purchase Option contemplated by the Lease and certain related documents.


                             W I T N E S S E T H :


                 NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, said parties hereby agree as follows:

                                   ARTICLE 1

                                PURCHASE OPTION

                 SECTION 1.01. Exercise of Purchase Option. Pursuant to the terms of paragraph (a) of Section 12 of the Lease, the Lessee shall, not earlier than 450 days and not later than one (1) year prior to the end of the Initial Term, request in writing that the Owner obtain bank commitments acceptable to the Owner and the Lessee in order to finance the Owner's ownership of the Property and Equipment under the Lease during a Renewal Term. Upon such request, the Owner shall advise the Lessee and the General Partner in writing not later than 300 days prior to the end of the Initial Term, indicating whether the Owner has been able to obtain such binding bank commitments for a Renewal Term. If the Owner has advised the Lessee and the General Partner that it has been able to obtain such binding bank commitments, the General Partner shall have the right, during the Initial Term and during the Renewal Term, if any, upon written notice (the "Option Notice") to the Owner and the Lessee not later than 270 days prior to the Lease Termination Date, to purchase the Property and Equipment for the sale price described in Section 1.02 hereof, on the date which is six (6) months prior to the Lease Termination Date (the "Exercise Date").

                 SECTION 1.02. Purchase Price for Property and Equipment. The purchase price for the Property and Equipment shall be (i) in the case of a purchase during the Initial Term, the Acquisition Cost of the Property and Equipment on the Exercise Date and (ii) in the case of a purchase during the Renewal Term, the fair market value of the Property and Equipment on the Exercise Date (the "Sale Price") and shall be payable by the General Partner to the Owner on the Exercise Date; provided, that, the Lessee shall have no obligation whatsoever to pay any portion of said purchase price, it being understood that all parties hereto shall look only to the General Partner for payment of said purchase price. In addition to the Sale Price, the General Partner shall pay all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of such Property or Equipment from the Owner to the General Partner.

                 SECTION 1.03. Transfer of Property and Equipment. Upon payment by the General Partner of all amounts owing to the Owner pursuant to
Section 1.02 hereof, the Owner shall transfer title to the Property and Equipment to the General Partner by a bill of sale, quitclaim deed and such other conveyance instruments as the General Partner may reasonably require to convey all such Property and Equipment, which bill of sale, quitclaim deed and other conveyance instruments shall be satisfactory in all respects to the General Partner in its sole discretion. The transfer of the Owner's interest in the Property and Equipment shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Owner, except that such title shall be free of any Liens resulting from the Owner's willful or knowing act or omission. Upon the sale of the Property and Equipment, as set forth herein, the Owner's interest in the Property and Equipment shall thereupon vest in the General Partner, free and clear of any Lien in favor of the Owner or any Assignee.

                 SECTION 1.04. Assignment of Contracts. Upon payment by the General Partner of all amounts owing to the Owner pursuant to Section 1.02 hereof, (i) the Owner shall convey, and the General Partner shall accept a conveyance of, the Owner's interest in all contracts, easements, licenses, operating agreements, and similar agreements relating to the construction, equipping, use and operation of the Property and Equipment, including without limitation the Gas Contract, the Operating Agreement and the Ancillary Facility Agreements, (ii) the General Partner shall execute such agreements and acknowledgements as shall in the Owner's reasonable judgment be required to reflect such conveyance, (iii) such conveyance shall be made without warranty by, or recourse to, the Owner, except that such interest shall be free of any Liens resulting from the Owner's willful or knowing act or omission, and (iv) the General Partner shall assume any and all liabilities and obligations of the Owner, of whatever kind or nature, whether absolute or contingent, direct or indirect, fixed or contingent, or known or unknown, arising from or based upon any act, omission, event, condition or circumstance arising from the Property and Equipment.

                                   ARTICLE 2

                         FAILURE OF THE GENERAL PARTNER
                                  TO PURCHASE

                 In the event the General Partner has provided written notice to the Owner and the Lessee pursuant to Section 1.01 of this Agreement of its intent to purchase the Property and Equipment on the date which is six (6) months prior to the end of the Initial Term, and the General Partner fails to effect such purchase on such date, the General Partner shall have no further right to purchase any Property or Equipment during the Initial Term. In the event the General Partner has provided written notice to the Owner and the Lessee pursuant to Section 1.01 of this Agreement of its intent to purchase the Property and Equipment on the date which is six (6) months prior to the end of the Renewal Term, and the General Partner fails to effect such purchase on such date, the General Partner shall have no further right to purchase the Property or Equipment under this Agreement. If the General Partner has not provided written notice to the Owner and the Lessee pursuant to Section 1.01 of this Agreement of its intent to purchase the Property and Equipment on the date which is six (6) months prior to the end of the Initial Term or the Renewal Term, as the case may be, the General Partner shall have no further right to purchase the Property and Equipment during such Initial Term or Renewal Term, as the case may be.

                                   ARTICLE 3

               REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

                 SECTION 3.01. The General Partner hereby represents and warrants to the Owner that:

                          (a)  the General Partner (i) is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and legal right to own and operate its properties and to carry on its business as presently conducted, and
(iii) to the best of its knowledge after due inquiry, is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not materially impair the ability of the General Partner to perform its obligations hereunder;

                          (b)  the General Partner has full power and authority
to execute and deliver this Agreement and any documents referred to herein and to perform its obligations in accordance herewith and therewith;

                          (c)  all acts, consents, licenses, orders,
authorizations, approvals, waivers, extensions, and variances of, and notices to or filings with any governmental or public body and other proceedings to be taken by or on the part of the General Partner to authorize the General Partner to perform hereunder and under any documents referred to herein or contemplated hereby have been duly and properly taken;

                          (d)  this Agreement has been duly authorized,
executed and delivered by the General Partner and, assuming the due authorization, execution and delivery of this Agreement by the Owner, this Agreement constitutes the legal, valid and binding obligation of the General Partner, enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

                          (e)     the execution, delivery and performance hereof
by the General Partner and any obligations contemplated herein will not result in any violation of any term of the articles of incorporation or the by-laws of the General Partner, do not require stockholder approval or the approval or consent of any trustee or holders of indebtedness of the General Partner except such as have been obtained prior to the date hereof and will not conflict with or result in a breach in any material respect of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property or assets of the General
Partner under, any indenture, mortgage or other agreement or instrument to which the General Partner is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the General Partner or any of its activities or properties.

                 SECTION 3.02. The Owner hereby represents and warrants to the General Partner that:

                          (a)     the Owner (i) is a limited partnership duly
organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and legal right to own and operate its properties and to carry on its business as presently conducted and (iii) to the best of its knowledge after due inquiry, is duly qualified to do business as a foreign limited partnership in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not materially impair the ability of the Owner to perform its obligations hereunder;

                          (b)     the Owner has full power and authority to
execute and deliver this Agreement and any documents referred to herein and to perform its obligations in accordance herewith and therewith;

                          (c)     all acts, consents, licenses, orders,
authorizations, approvals, waivers, extensions and variances of, and notices to or filings with any governmental or public body and other proceedings to be taken by or on the part of the Owner to authorize the Owner to perform hereunder and under any documents referred to herein or contemplated hereby have been duly and properly taken;

                          (d)     this Agreement has been duly authorized,
executed and delivered by the Owner and, assuming the due authorization, execution and delivery of this Agreement by the General Partner, this Agreement constitutes the legal, valid and binding obligation of the Owner, enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                          (e)  the execution, delivery and performance hereof
by the Owner and any obligations contemplated herein will not result in any violation of any term of the certificate of limited partnership or the partnership agreement of the Lessee, do not require the approval or consent of any limited partner or general partner of the Owner except such as have been obtained prior to the date hereof and will not conflict with or result in a breach in any material respect of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property or assets of the Owner under, any indenture, mortgage or other agreement or instrument to which the Lessee is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Lessee or any of its activities or properties; and

                          (f)  upon the sale of the Property and Equipment, as
contemplated hereby, the Owner's interest in the Property and Equipment will vest in the General Partner, free and clear of all Liens (other then Permitted Liens).

                                   ARTICLE 4

                                 MISCELLANEOUS

                 SECTION 4.01. Assignment. No party to this Agreement may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party hereto; provided that, the Owner shall be permitted to assign its right, title and interest in this Agreement to the Assignee without the prior written consent of the General Partner.

                 SECTION 4.02. Indemnification. The General Partner hereby agrees to indemnify the Owner, any Assignee, any successor or successors, and any Affiliate of each of them and their respective officers, directors, incorporators, shareholders, partners (general and limited, including without limitation the general and limited partners of the Owner), employees, agents and servants from, and holds each of them harmless against, any and all liabilities, taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses

(including, without limitation, attorneys' and accountants' fees) to which any of them may become subject, insofar as such liabilities, taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses arise out of this Agreement, including without limitation the failure of the General Partner to purchase the Property and Equipment after notice to the Owner and the Lessee of its intent to purchase the Property and Equipment on the Exercise Date.

                 SECTION 4.03. Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement may be amended, or compliance therewith may be waived, only by an instrument or instruments in writing executed by each of the parties hereto. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

                 SECTION 4.04. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 4.05. Headings. The headings of sections contained in this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                 SECTION 4.06. Entire Agreement. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof and no representations, warranties, promises, guaranties or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Agreement or the Property or Equipment, except as provided herein.

                 SECTION 4.07. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                 SECTION 4.08. Definitions. Unless otherwise indicated, capitalized terms used herein and not defined herein shall have the respective meanings given to them in the Lease.

                 SECTION 4.09. Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original; provided, that all such counterparts, taken together, shall constitute but one and the same agreement.

                 SECTION 4.10 Specific Performance. The Owner and the General Partner acknowledge that the Purchase Option is a unique and valuable right, without which the parties hereto would lose substantial benefits. The parties hereto have concluded that, upon breach of this Agreement by any of the parties hereto, legal remedies would be inadequate and impracticable to enforce, in that, among other things, it would be difficult to calculate with reasonable certainty the legal damages payable as a result of such breach; therefore, the obligations of each of the parties hereto shall be enforceable by means of a suit for specific performance brought by any one or more of the other parties hereto.

                 SECTION 4.11. WAIVER OF JURY TRIAL. THE PARTIES HERETO EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 4.11 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

                 SECTION 4.12. Notices. All notices, requests, demands and other communications hereunder shall be governed by, and given in accordance with and at the addresses determined pursuant to, Section 23 of the Lease.

                 SECTION 4.13. Term. This Agreement shall terminate upon the earlier of (a) the expiration or termination of the Lease, or (b) the exercise of the Purchase Option and the consummation of all transactions contemplated in such event hereunder; provided however, that the obligations of the General Partner contained in Section 4.02 of this Agreement shall survive the expiration or termination of this Agreement and shall continue in full force and effect.

                 SECTION 4.14. Limitation of Liability. (a) The Owner's obligations hereunder are intended to be the obligations of the limited partnership and of the corporation which is the general partner thereof only and no recourse for any obligation of the Owner hereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any limited partner of the Owner or any incorporator, shareholder, officer or director, or affiliate, as such, past, present or future of such corporate general partner or limited partner or of any successor corporation to such corporate general partner or any corporate limited partner of the Owner, or against any direct or indirect parent corporation of such corporate general partner or of any limited partner of the Owner or any other subsidiary or affiliate of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or affiliate, it being understood that the Owner and the general partner thereof are a limited partnership and a corporation, respectively, formed for the purpose of the transactions involved in and relating to this Agreement on the express understanding aforesaid. Nothing contained in this Section shall be construed to limit the exercise or enforcement, in accordance with the terms of this Agreement and any other documents referred to herein, of rights and remedies against the limited partnership or the corporate general partner of the Owner or the assets of the limited partnership or the corporate general partner of the Owner.

                          (b)  The General Partner's obligations hereunder are
intended to be the corporate obligations of the General Partner only and no recourse for any obligation of the General Partner hereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, or affiliate, as such, past, present or future of the General Partner or of any successor corporation, or against any direct or indirect parent corporation of the General Partner or any other subsidiary or affiliate of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or affiliate. Nothing contained in this Section shall be construed to limit the exercise or enforcement, in accordance with the terms of this Agreement and any other documents referred to herein, of rights and remedies against the General Partner or the assets of the General Partner.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.




                                   ARCADIAN CORPORATION



                                  By  /s/ JOHN H. GHEENS
                                     ------------------------------------
                                      Name:  John H. Gheens
                                      Title: Treasurer


                                   NITROGEN LEASING COMPANY,
                                   LIMITED PARTNERSHIP

                                   By: NITROGEN LEASING CAPITAL,
                                       INC., its General Partner



                                   By  /s/ MARJORIE A. ??
                                      -----------------------------------
                                       Name:  Marjorie A. ??
                                       Title: Vice President and
                                              Assistant Secretary

                                                                     EXHIBIT O

            PROJECT APPLICATION AND PROJECT CERTIFICATE FOR PAYMENT

                                                   FORM OF AIA DC     ENT G722

--------------------------------------------------------------------------------------------------------------------------
TO OWNER:  NITROGEN LEASING COMPANY          PROJECT:  TRINIDAD TRAIN 04          APPLICATION NO: __________
           LIMITED PARTNERSHIP                         AMMONIA PROJECT
           WORLD FINANCIAL CENTER                                                 PROJECT NO.     JOB #7710
           NORTH TOWER - 27771 FLOOR                                              CONTRACTORS:    THE M.W. KELLOGG COMPANY
           NEW YORK, NY 10281-1327                                                        KELLOGG PAN AMERICAN CORPORATION
--------------------------------------------------------------------------------------------------------------------------
PROJECT APPLICATION FOR PAYMENT                                          PROJECT CERTIFICATE FOR PAYMENT
Application is made for Payment as                                       In accordance with the Contract Documents, based
shown below in connection with the                                       on on-site observations and the Invoice attached
Project.                                                                 to this application, the Project Manager
                                                                         certifies to the Owner that to the best of his
1.  TOTAL CONTRACT SUM                     $                             knowledge, information and belief the work has
                                             ----------------            progressed as indicated, the quality of the work
2.  Total net changes by Change Orders     $                             is in accordance with the Contract Documents and
                                             ----------------            the Contractors are entitled to payment of the
3.  TOTAL CONTRACT SUM TO DATE             $                             AMOUNTS CERTIFIED.
                                             ----------------

-------------------------------------------------------------

4.  TOTAL COMPLETED TO DATE                $
                                             ----------------
5.  RETAINAGE                              $
                                             ----------------
6.  LESS PREVIOUS TOTAL PAYMENTS           $
                                             ----------------
7.  CURRENT PAYMENT DATE                   $ [              ]            TOTAL OF AMOUNTS CERTIFIED
                                             ----------------

The undersigned Project Manager certifies that to the best of            PROJECT MANAGER:
Project Manager's knowledge, information and belief this
Project Application for Payment is an accurate computation               By:_________________________  Date: _____________
of the Contractor's Applications for Payment.

PROJECT MANAGER:

BY:_________________________  DATE: _____________


State of:          )
                   )
County of:         )

Subscribed and sworn to before me this                                   This Certificate is not negotiable. The Amounts
             day of                                                      Certified are payable only to the Contractors named
                                                                         in this document. Issuance, payment and acceptance
                                                                         of payment are without prejudice to any rights of
                                                                         the Owner or the Contractors under their contract.

Notary Public:

My Commission Expires:

--------------------------------------------------------------------------------------------------------------------------